Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of SmartKem, Inc. on Post-Effective Amendment No. 1 to Form S-1 (File No. 333-273392) of our report dated March 27, 2024, with respect to our audit of the consolidated financial statements of SmartKem, Inc. and Subsidiaries as of December 31, 2023 and for the year ended, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP

New York, NY

April 5, 2024